April 21, 2011

Name
Address

Dear __________,

This letter is to document our agreement today concerning the consideration ProUroCare Medical Inc. (the “Company”) will provide to you regarding the extension of your guaranty of our $900,000 Crown Bank loan (the “Crown Loan”).

As consideration for your guaranty commencing March 28, 2011 through September 28, 2011 (unless earlier repaid) of the Crown Loan, the Company agrees to provide compensation to you as described below:

Compensation will be based on the same formula we have used for previous guarantee periods, (based on 10% of the guaranteed amount per year and an agreed to stock price).  The agreed to stock price will be based on the average closing price of the Company’s common stock over the previous 10 trading days, discounted by 40%.  The parties agree that the 40% discount is appropriate at this time in recognition of the following:

•	The shares issued are restricted securities, and cannot be sold for a period of six months pursuant to Rule 144;
•	the recipients have no registration rights,
•	the Company’s common stock suffers from a lack of liquidity
•	shares are traded in the OTBCC Capital Market (a small company quotation system, not an exchange);
•	no market maker exists;
•	shares issued in large blocks can further decrease the value to the recipient;
•	the Company is pre-revenue;
•	the Company has never had any positive earnings;
•	the Company’s common stock has a high volatility (~130%); and
•	the Company only product has not been cleared by the FDA;

As of the date of this letter agreement, the discounted stock price so calculated is $0.54 per share, as shown on page 2.  Therefore, the $900,000 six month guarantee would receive 83,333 common shares (($900,000 * 10% * ½ year)/$0.54 per share) as compensation.

30,000 shares earned under the previous loan guarantor compensation letter agreement dated June 28, 2010 for the period beginning January 1, 2011 through March 28, 2011 will be issued at the same time.

Thank you for your support!

Sincerely,

Richard C. Carlson
Chief Executive Officer

ProUroCare Medical Inc., 6440 Flying Cloud Drive, Suite 101, Eden Prairie, MN 55344	Phone: 952.476.9093 Fax: 952.843-7031

April 21, 2011

If you agree to the above terms, please sign and date below, and fax it back to 952-698-4499 or email it to rhon@prourocare.com.

Signature

Discounted stock price calculation
Prices as quoted on NASDAQ.com Website

Date	Close/Last
4/20/2011	$1.05
4/19/2011	$1.05
4/18/2011	$1.05
4/15/2011	$1.00
4/14/2011	$0.80
4/13/2011	$0.80
4/12/2011	$0.70
4/11/2011	$0.70
4/8/2011	$0.80
4/7/2011	$1.00

Average	$0.90
After 40% discount	$0.54